UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ESPP Update

May 2022

Tweeps,

As a result of the execution of the agreement involving the pending acquisition by an entity owned by Elon Musk (the “Acquisition”), there will not be a new Employee Stock Purchase Program (ESPP) offering period beginning May 16, 2022 or in the future. Any current ESPP participant who is enrolled in the offering period that began on May 15, 2021 will have his or her accumulated ESPP contributions applied to the purchase of Twitter shares on May 16, 2022, and then cease participating in the ESPP after May 16, 2022.

Any current ESPP participant who is enrolled in the ESPP offering period that began on November 15, 2021 (the “November Offering”) will have his or her accumulated ESPP contributions applied to the purchase of shares on May 16, 2022, and he or she may continue to participate in the ESPP under the November Offering following the May 16, 2022 purchase. The final ESPP purchase date (which will conclude the November Offering) is scheduled to occur on November 15, 2022, or if the Acquisition closes sooner, on a date that is at least 10 business days prior to the date the Acquisition closes.    Additional information about the final purchase date will be provided at a future date.

More details are included below. Please review the FAQs at go/AcquisitionFAQ if you have any more questions.

●

What is an offering period? An offering period under the ESPP is the period during which payroll deductions of Tweeps who participate in the ESPP accumulate to purchase Twitter shares. Historically, Twitter has had two offering periods when Tweeps can enroll in the ESPP. Each period generally has started with the first trading day on or after May 15 and November 15 of each year and has ended on the first trading day approximately 12 months later. You could only participate in only one offering period at any given time.

You can view your offering period in your Schwab account using the following path: Go to “go/Schwab” g Select “Login” g Select “Equity Awards” g Select “Manage ESPP” g View it under ”Your offering period is.”

●

How are Tweeps who recently enrolled in the offering period that was scheduled to begin on May 16, 2022 impacted? Under the Acquisition agreement, Twitter is not permitted to begin any new ESPP offering periods. As a result, there won’t be a new ESPP offering period beginning on May 16, 2022 or in the future, and any Tweeps who recently enrolled in this offering period will have their enrollment canceled.

●

How are Tweeps who were already enrolled in the offering period that began on May 15, 2021 impacted? Any Tweep who enrolled in the ESPP offering period that began on May 15, 2021 will have his or her accumulated ESPP contributions applied to the purchase of shares on May 16, 2022, and then cease participating in the ESPP after the May 16, 2022 purchase. If this applies to you, you will no longer have ESPP contributions deducted from your paychecks after May 16, 2022.

●

How are Tweeps who were already enrolled in the offering period that began on November 15, 2021 impacted? Any Tweep who enrolled in the offering period that began on November 15, 2021 (the “November Offering”), will have his or her accumulated ESPP contributions applied to the purchase of shares on May 16, 2022, and then may continue to participate in the ESPP under the November Offering after May 16, 2022. The final purchase date (which will conclude the November Offering) is scheduled to occur on November 15, 2022, or if the Acquisition closes sooner, on a date at least 10 business days prior to the date on which the Acquisition closes. The purchase price on the final purchase date will be 85% of the lower of the closing price of Twitter’s common stock on November 15, 2021 or on the final purchase date. The ESPP will terminate after the final purchase date, pending the Acquisition closing.

●

Will we have an ESPP purchase on May 16, 2022? Yes, if you are enrolled in the May 15, 2021 or November 15, 2021 offering period and remain enrolled in the ESPP through the purchase date of May 16, 2022 you will have your accumulated contributions applied to an ESPP purchase on May 16, 2022. The purchase price on the May 16, 2022 purchase date will be 85% of the lower of the closing price of Twitter’s common stock on the first date of your offering period (May 15, 2021 or November 15, 2021, as applicable) or on May 16, 2021.

●

Can current Tweeps change their ESPP contribution rate? No new increases to ESPP contribution rates are permitted. However, current ESPP participants may still decrease their contribution rate or withdraw from the ESPP before the applicable purchase date. If you timely withdraw from the ESPP prior to a purchase date, you will be refunded the accumulated but unused contributions in your ESPP account.

●

When the Acquisition closes, what will I receive in exchange for my ESPP shares? If you acquire Twitter shares under the ESPP and do not sell them before the Acquisition closes, then on the closing, your Twitter shares will be converted into the right to receive $54.20 per share.

Thank you,

Global Equity Team

Additional Information and Where to Find It

Twitter, Inc. (“Twitter”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Twitter (the “Transaction”). Twitter plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Twitter’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 12, 2022. To the extent that holdings of Twitter’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Twitter will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TWITTER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Twitter’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Transaction will also be available, free of charge, at Twitter’s investor relations website (https://investor.twitterinc.com) or by writing to Twitter, Inc., Attention: Investor Relations, 1355 Market Street, Suite 900, San Francisco, California 94103.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Twitter’s Board of Directors in approving the Transaction; and expectations for Twitter following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Twitter’s assumptions prove incorrect, Twitter’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Twitter’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Twitter’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Twitter files with the SEC, including Twitter’s Quarterly Report on Form 10-Q filed with the SEC on May 2, 2022, which may be obtained on the investor relations section of Twitter’s website (https://investor.twitterinc.com). All forward-looking statements in this communication are based on information available to Twitter as of the date of this communication, and Twitter does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.